EXHIBIT 99.1

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Contact:	Richard A. Lechleiter
Senior Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE INCREASES FOURTH QUARTER ESTIMATES

Company Provides Earnings Guidance for 2005

LOUISVILLE, Ky. (February 10, 2005) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its revised earnings estimates for the fourth quarter ended December 31, 2004. The Company also provided its 2005 earnings guidance.

2004 Preliminary Results – Continuing Operations

Consolidated revenues for the fourth quarter of 2004 are expected to approximate $903 million, an increase of 11% compared to the fourth quarter of 2003.

Fourth quarter 2004 net income from continuing operations is expected to approximate $25 million to $26 million or $0.59 to $0.61 per diluted share.

The expected fourth quarter results include a $6 million favorable pretax adjustment for professional liability costs resulting from the regular quarterly independent actuarial valuation. These results also include a $3.3 million pretax write-off of a clinical information system project that was cancelled in the fourth quarter. The aggregate effect of these items is expected to increase fourth quarter 2004 net income from continuing operations by approximately $1.6 million or $0.04 per diluted share.

The Company’s previously provided fourth quarter 2004 earnings guidance, which did not give effect to either the favorable professional liability adjustment or the clinical information system project write-off, approximated $0.48 to $0.54 per diluted share from continuing operations.

The Company also noted that cash flows from operations in the fourth quarter of 2004 are expected to approximate $92 million to $94 million compared to $8 million in the fourth quarter of 2003.

Kindred President and Chief Executive Officer Paul J. Diaz noted, “Our expected fourth quarter results reflect the continued progress we are making in growing each of our four operating divisions. We believe these results reflect our continued focus on improving quality, reducing turnover, managing costs and collecting accounts receivable.”

The Company expects to report full year 2004 revenues of approximately $3.5 billion and net income from continuing operations approximating $85 million to $86 million or $2.01 to $2.03 per diluted share. As previously reported, continuing operations in 2004 are expected to include favorable adjustments related to the settlement of prior year hospital Medicare cost reports and retroactive Medicaid reimbursements in its nursing center business, as well as charges related to a terminated pension plan, a loss associated with a debt refinancing, the previously discussed write-off of a clinical information system project and certain other items. The aggregate effect of these items is expected to increase fiscal 2004 net income from continuing operations by approximately $2 million or $0.06 per diluted share.

For the full year 2004, the Company expects cash flows from operations to approximate $266 million to $268 million compared to $119 million in 2003.

The Company expects to release its audited financial results for fiscal 2004 on February 28, 2005, at which time the Company will provide additional information with respect to its actual 2004 operating results. A conference call to discuss this information will be held on March 1, 2005.

Fiscal 2005 Earnings Guidance – Continuing Operations

The Company expects consolidated revenues for 2005 to approximate $3.8 billion. Operating income, or earnings before interest, income taxes, depreciation and rents, is expected to range from $535 million to $545 million. Depreciation and net interest costs for 2005 are expected to approximate $100 million. Net income from continuing operations for 2005 is expected to approximate $95 million to $101 million or $2.10 to $2.25 per diluted share (based upon diluted shares of 45 million). The 2005 guidance includes a cost of approximately $5 million net of income taxes or $0.12 per diluted share to reflect the expensing of stock options on a prospective basis beginning July 1, 2005. The Company indicated that the guidance does not include any significant changes in government reimbursements and does not take into account the effects of any material acquisitions or divestitures. The Company’s earnings guidance for 2005 also excludes the impact of any settlements of prior year Medicare cost reports or retroactive Medicaid reimbursements.

2004 Preliminary Results – Discontinued Operations

The Company announced that it expects to report approximately $1 million of net income or $0.02 per diluted share from discontinued operations in the fourth quarter of 2004, including the effect of a favorable pretax adjustment of approximately $7 million ($4.3 million net of income taxes or $0.10 per diluted share) resulting from a change in estimate for professional liability reserves related primarily to the Company’s former nursing centers in Florida and Texas.

For the year ended December 31, 2004, the Company expects that its discontinued operations will break even. These results include favorable pretax adjustments of approximately $18 million ($11.1 million or $0.26 per diluted share) resulting from a change in estimate for professional liability reserves related primarily to the Company’s former nursing centers in Florida and Texas.

2004 Preliminary Results – Loss on Divestiture of Discontinued Operations

The Company also expects to report for the fourth quarter a net loss of approximately $7 million or $0.17 per diluted share related to the divestiture of discontinued operations, including the previously announced December 2004 repurchase of two hospitals leased from Ventas, Inc. (“Ventas”) (NYSE:VTR).

For the year ended December 31, 2004, the Company expects to report a net loss of approximately $16 million or $0.37 per diluted share related to the divestiture of discontinued operations.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. These forward-looking statements include all statements regarding the earnings guidance for 2005 and the Company’s estimated results of operations for the fourth quarter and year ended December 31, 2004, which are subject to finalization and potential contingencies associated with the Company’s year-end financial and accounting procedures.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or methods of payment from third party payors, including the Medicare and Medicaid programs, and changes arising from the Medicare prospective payment system for long-term acute care hospitals and the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and potential changes in nursing center Medicare reimbursement resulting from revised resource utilization grouping payments; (h) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (i) the Company’s ability to control costs, including labor and employee benefit costs; (j) the Company’s ability to comply with the terms of its Corporate Integrity Agreement; (k) the Company’s ability to successfully pursue its development activities and integrate operations of new facilities; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; and (n) the Company’s ability to successfully dispose of unprofitable facilities. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Kindred Healthcare, Inc. through its subsidiaries operates hospitals, nursing centers, institutional pharmacies and a contract rehabilitation services business across the United States.